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                                                                   EXHIBIT 10.25

                              TERMINATION AGREEMENT
                              ---------------------

     TERMINATION AGREEMENT, made as of the 29th day of March, 2000 by and between H POWER CORP., a Delaware corporation having its principal place of business at 1373 Broad Street, Clifton, New Jersey 07013 (the "COMPANY"), and NBG TECHNOLOGIES, INC., (formerly, "Techmatics Inc."), a Delaware corporation having its principal place of business at 933 Motor Parkway, Hauppauge, New York 11788 ("NBG")

                                   WITNESSETH:
                                   -----------

     WHEREAS, the Company and NBG are parties to an Agreement, dated February 15, 1995 (the "Agreement"), pursuant to which NBG provides certain research and development consulting services to the Company and has received, among other things, certain marketing, distribution and manufacturing rights; and

     WHEREAS, the Company is contemplating an initial public offering of its common stock (the "IPO"); and

     WHEREAS, the Company and NBG deem it in their respective best interests to terminate the Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. TERMINATION, Effective as of the date hereof, the Agreement and each of the terms, provisions and covenants contained therein, and all other agreements and understandings among the Company and NBG, whether written or oral, be and the same hereby are terminated and of no further force or effect.

     2    TERMINATION BENEFITS. Pursuant to this Termination Agreement, the
Company will provide NBG with the following benefits:

     (a)  $100,000 to be wired to NBG on or before March 29, 2000; and

     (b) Cashless options to purchase 50,000 shares of the Company's common stock, to be adjusted for any stock split or dividend resulting from the final terms of the Company's potential IPO. All said options, resulting from a stock split or dividend due to the Company's potential IPO shall be exercisable at a price per share equal to the underwriting price. Following the IPO, if there should be any changes in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of common stock of the Company, whether such changes have been occasioned by reorganization, combination of shares, declaration of stock dividends or stock splits, then the number and kind of shares then subject to the option and the price to be paid therefore shall be appropriately adjusted by the Company, provided, however, that in no event shall any such adjustment result in the Company being required to sell or issue a fractional share of stock. In the event that the Company is unable to complete the presently contemplated IPO, NBG shall have the right to exercise the aforementioned options either with respect to a subsequent IPO or equity offering and the exercise price of the


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          option will be the price per share equal to the underwriting price of the next IPO or equity offering of the Company.


     3. RELEASE OF CLAIMS. In consideration for the benefits offered herein, each of the parties hereto agrees to fully and completely release and discharge the other party and its directors, officers, employees and agents (collectively, the "Released Parties") from any and all claims, causes of action and demands, of any kind or nature whatsoever, arising at law or in equity, whether known or unknown, that it has, ever has had, and ever in the future may have, against any of them, arising up to and including the date both parties signs this Termination Agreement. Except to enforce the provisions of this Termination Agreement, each party agrees not to initiate any legal action, charge or complaint seeking to recover damages against any of the Released Parties relating to the matters covered or contemplated by this Termination Agreement or that is based on events that took place prior to the date of execution hereof or claims existing as of the date of execution hereof. In the event either party asserts any such actions, charges or complaints in the future each party agrees that the other party, in addition to any other remedies available at law or in equity, shall be entitled to recover its costs and the attorneys fees incurred by one or more of its Released Parties in defending such action, charge or complaint.

     4.   MISCELLANEOUS PROVISIONS.

          (a) Each of the Company and NBG represents and warrants that (A) it has all requisite corporate power and authority to execute and deliver this Termination Agreement and (B) all necessary action, corporate or otherwise, required to have been taken by applicable law, its respective charter documents or otherwise to authorize
               (i) the approval, execution and delivery of this Termination Agreement and (ii) the performance of its respective obligations under this Termination Agreement has been taken.

          (b) This Termination Agreement shall not be amended or modified except by a written instrument signed by the Company and NBG.

          (c) Any and all other previous or contemporaneous agreements, understandings, representations and statements, oral or written, between the parties relating to, among other things, research and development consulting services and/or marketing, distribution and manufacturing rights are hereby superseded and shall be of no further force or effect.

          (d) This Termination Agreement may be executed in counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same agreement. This Termination Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatories.

          (e) This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.


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          (f)  This Termination Agreement shall inure to the benefit of, be enforceable by, and bind the parties hereto and their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Termination Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Termination as of the day and year first above written.




                                      H-POWER CORPORATION


                                      By:   /S/ William L. ZANG
                                         ---------------------------
                                         William L. Zang
                                         Chief Financial Officer


                                      NBG TECHNOLOGIES, INC.


                                      By:  /S/ Bernard I. RACHOWITZ
                                         ---------------------------
                                         Bernard I. Rachowitz
                                         President